Exhibit 10.9
Form

KALTURA, INC. 2021 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of Kaltura, Inc. (the “Company”).
The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan, the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the special provisions for the Participant’s country of residence if such Participant resides or provides services outside the United States, if applicable, attached hereto as Exhibit B (the “Foreign Appendix”), each of which are incorporated into this Grant Notice by reference. [Each RSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such RSU is vested, as further described in Article II of the Agreement (the “Dividend Equivalents”).]1

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Number of RSUs:	[Insert Number of RSUs]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Vesting Schedule:	[To be specified in individual agreements]
[By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement and the Foreign Appendix, if applicable. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Foreign Appendix, if applicable, in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Agreement and the Foreign Appendix, if applicable.]
[Withholding Tax Election: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant understands and agrees that as a condition of the grant of the RSUs hereunder, the Participant is required to, and hereby affirmatively elects to (the “Sell to Cover Election”), (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs and similarly sell such number of Shares as may be necessary to satisfy all applicable withholding obligations with respect to any other awards of restricted stock units granted to the Participant under the Plan or any other equity incentive plans of the Company or its predecessor, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. Furthermore, the Participant directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. The Participant has carefully reviewed Section 2.5 of the Agreement and the Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding
1 Note to Draft: To include if dividend equivalents will be granted in tandem.

trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is the Participant’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, the Foreign Appendix, if applicable and the Grant Notice. Participant has reviewed the Agreement, the Foreign Appendix, if applicable, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, the Foreign Appendix, if applicable, and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice, the Agreement or the Foreign Appendix, if applicable.]2

KALTURA, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
2 Note to Draft: To include for mandatory sell to cover election.

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
Section 1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,
(a)“Cause” shall mean, unless such term or an equivalent term is otherwise defined by any employment agreement or offer letter between a Participant and a Participating Company, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business or which brings the Participant into widespread public disrepute; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s commission or conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company. For purposes of this Agreement, whether or not an event giving rise to “Cause” occurs will be determined by the Board in its sole discretion.3
(b) “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).
(c)[“CIC Qualifying Termination” shall mean Termination of Service of Participant by any Participating Company without Cause or by Participant for Good Reason during the twelve (12) month period immediately following a Change in Control.]
(e)[“Good Reason” shall mean, unless such term or an equivalent term is otherwise defined by any employment agreement or offer letter between a Participant and a Participating Company, the occurrence of any of the following without the Participant’s voluntary written consent: (i) a material breach by the Company of any material provision of this Agreement; (ii) a reduction resulting in the value of the Participant’s salary and/or the monetary value of Participant’s benefits, of more than 12.5%, unless
3 Note to Draft: Insert for double-trigger awards.

such reductions are made in the same proportion as part of across-the-board salary reductions for substantially all other employees with a similar level; (iii) the Company’s relocation of the Company office to which the Participant primarily reports (the “Office”) to a location that increases the distance from the Participant’s principal residence to the Office by more than fifty (50) miles; or (iv) a substantial diminution in the nature or status of Participant’s responsibilities, duties, titles or reporting level (unless otherwise agreed to by Participant’s), provided, however, that notwithstanding the foregoing, for purposes of this subsection (iv), a substantial diminution in such nature or status shall not exist in the event that due to a Change in Control the Participant has authority and responsibility over a division, subsidiary or entity that is substantially similar in size to the division, subsidiary or entity over which the Participant had authority and responsibility immediately prior to such Change in Control; provided, in each case, that the Participant first provided notice to the applicable Participating Company of the existence of the condition described above within fifteen (15) days of the initial existence of the condition, upon the notice of which such Participating Company shall have thirty (30) days during which it may remedy the condition, and provided further that the separation of service must occur within fifteen (15) days following the end of such 30-day cure period.]4
(f)“Participating Company” shall mean the Company or any of its parents or Subsidiaries.
Section 1.2Incorporation of Terms of Plan. The RSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement, the Foreign Appendix, if applicable and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. In the event of any inconsistency between the Plan and/or this Agreement with the Foreign Appendix, the terms of the Foreign Appendix shall control.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS
Section 2.1Award of RSUs [and Dividend Equivalents]
(a)In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)[The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash that is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in
4 NTD: Insert for double trigger awards.

additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional RSU that results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying RSU to which such additional RSU relates.]5
Section 2.2Vesting of RSUs [and Dividend Equivalents].
(a)Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, [including, without limitation, Section 2.2(d),] the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. [Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) shall vest whenever the underlying RSU to which such additional RSU relates vests.]
(b)In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs [and Dividend Equivalents] granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs [and Dividend Equivalents] that are not so vested shall lapse and expire.
(c)[Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a CIC Qualifying Termination, the RSUs shall become vested in full on the date of such CIC Qualifying Termination.]6
Section 2.3
(a)    Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) within 60 days following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, no later than March 15th of the calendar year following the year in which such vesting occurred (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.
(b)    All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.
Section 2.4Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to
5 NTD: Insert for dividend equivalents.
6 NTD: Insert for double trigger awards.

listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.
Section 2.5Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)[As set forth in Section 9.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, the Participant has irrevocably elected to sell the portion of the Shares to be delivered under the RSUs necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its Affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, the Participant hereby acknowledges and agrees:
(i)The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax withholding.
(ii)The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.
(iii)The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.
(iv)The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).
(vi)This Section 2.5(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.
(b)The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.
(c)Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.]7
(a)[The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:
(i)by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;
(ii)by the deduction of such amount from other compensation payable to Participant;
7 Note to Draft: To include for mandatory sell to cover election.

(iii)with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(iv)with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;
(v)with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or
(vi)in any combination of the foregoing.
(b)With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.
(c)In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.
(d)Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.]8
Section 2.6Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
Section 2.7Restrictive Covenants; Forfeiture. The Participant hereby acknowledges and agrees that any restrictive covenants or similar written agreements (the “Restrictive Covenant Agreements”) between such Participant and the Company or any other Participating Company are incorporated herein by reference, and that such agreements, as applicable, remain in full force and effect. In the event the Participant materially breaches the Restrictive Covenant Agreements or any other written covenants between such Participant and any Participating Company, the Participant shall immediately forfeit any and all RSUs [and Dividend Equivalents] granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs [and Dividend Equivalents] shall lapse and expire.
ARTICLE III.
OTHER PROVISIONS
Section 3.1Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
Section 3.2RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such
8 Note to Draft: To include if no mandatory sell to cover election.

disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.
Section 3.3Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.
Section 3.4Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.
Section 3.5Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 3.6Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 3.7Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement and the Foreign Appendix, if applicable, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice, this Agreement and the Foreign Appendix, if applicable, shall be deemed amended to the extent necessary to conform to Applicable Law.
Section 3.8Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.
Section 3.9Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs [(including RSUs that result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents], the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
Section 3.11Not a Contract of Employment. Nothing in this Agreement, the Foreign Appendix, if applicable, or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.
Section 3.12Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
Section 3.13Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
Section 3.14Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
Section 3.15Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs [and Dividend Equivalents].
Section 3.16Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 3.17Special Provisions for Restricted Stock Units Granted to Participants Outside the United States. If the Participant performs services for the Company outside of the United States, this Agreement shall be subject to the special provisions, if any, for the Participant’s country of residence, as set forth in the Foreign Appendix.
(a)    If the Participant relocates to one of the countries included in the Foreign Appendix during the life of this Agreement, the special provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with applicable foreign and local law or facilitate the administration of the Plan.
(b)    The Company reserves the right to impose other requirements on this Agreement, the RSUs and the Shares issued upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with applicable foreign or local laws or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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EXHIBIT B
TO RESTRICTED STOCK UNIT AWARD AGREEMENT
SPECIAL PROVISIONS FOR RESTRICTED STOCK UNITS
GRANTED TO PARTICIPANTS OUTSIDE THE U.S.
This Exhibit B includes additional terms applicable to Participants who reside or provide services to a Participating Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement to which this Exhibit B is attached and the Plan and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Exhibit B without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.
This Foreign Appendix also includes information relating to exchange control and other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective countries as of [___], 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant does not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the RSUs are settled or Shares acquired under the Plan are sold.
In addition, the information is general in nature and may not apply to the particular situation of the Participant, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, the information contained herein may not be applicable to the Participant.